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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 10, 2004

NETBANK, Inc.

Georgia (State or Other Jurisdiction of Incorporation)	0-22361 (Commission File Number)	58-2224352 (I.R.S. Employer Identification No.)

11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (770) 343-6006

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On June 10, NetBank, Inc. announced that it had reached a definitive agreement to acquire principal operating assets of Beacon Credit Services, LLC, a privately held provider of RV, boat and aircraft financing. The purchase price will total approximately $7.1 million, consisting of approximately $5.0 million in cash and $2.1 million in restricted NetBank, Inc. common stock.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits. The following materials are filed as exhibits to this current report:

Exhibit Number	Description of Exhibit
99.1	Press Release issued June 10, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc. (Registrant)
Date: June 10, 2004	/s/ CHARLES E. MAPSON (Signature)
Charles E. Mapson Chief Legal Executive

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES